Exhibit 99.11

Voting Agreement and Irrevocable Proxy

(Gunther Shareholders)

This Voting Agreement and Irrevocable Proxy, dated as of May 17, 2021 (this “Agreement”), is made by and among Glacier Bancorp, Inc. (“GBCI”), Glacier Bank, a wholly owned subsidiary of GBCI (“Glacier Bank”), Altabancorp (“AB”), Altabank, a wholly owned subsidiary of AB (“Altabank”), and the undersigned, each of whom is a shareholder of AB (each, a “Shareholder”). This Agreement is effective upon the signing of the Merger Agreement (as defined below).

Recital

As an inducement for GBCI, Glacier Bank, AB, and Altabank to enter into the Plan and Agreement of Merger, dated May 17, 2021 (the “Merger Agreement”), under which, among other things, AB will merge with and into GBCI (the “Merger”), and Altabank will merge with and into Glacier Bank, each Shareholder agrees as follows:

Agreement

1.	Voting of Shares. Each Shareholder irrevocably and unconditionally agrees to vote or cause to be voted (including by proxy or written consent, if applicable) at any shareholder meeting of AB, or any adjournment or postponement thereof, including any meeting called for the purpose of approving the Merger Agreement (an “AB Meeting”), all shares of AB common stock that such Shareholder owns of record or beneficially, or acquires after the date hereof but prior to the record date, in either case with power to vote or direct the voting of such shares (collectively, the “Owned Shares”), (a) in favor of (i) approval of the Merger Agreement and the transactions contemplated therein, including the Merger, and (ii) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement, and (b) against any action, proposal, transaction, or agreement that would reasonably be likely to (i) result in a breach of any covenant, representation, or warranty or any other obligation or agreement of AB contained in the Merger Agreement, or of the Shareholder contained in this Agreement, or (ii) materially prevent, impede, interfere with, delay, or frustrate the purposes of or materially and adversely affect the completion of the transactions contemplated by the Merger Agreement, including the Merger; provided, however, that each Shareholder’s voting obligations under this Section 1 will not apply with respect to any vote on the Merger Agreement if the Merger Agreement is amended so as to reduce the amount or change the form of consideration to be received by the shareholders of AB, impose any material condition to the receipt of the consideration to be received by the shareholders of AB, or change the tax consequences of the receipt thereof under the Merger Agreement in its present form (an “Adverse Change”). For the avoidance of doubt, the foregoing commitments apply to any Owned Shares held by any trust, limited partnership, limited liability company, corporation, or other entity holding shares of AB common stock for which the Shareholder serves in any trustee, partner, member, shareholder, or similar capacity. To the extent the Shareholder does not control (by himself, herself, or itself) the determinations of such shareholder entity, the Shareholder agrees to exercise all voting or other determination rights the Shareholder has in such shareholder entity to carry out the intent and purposes of the Shareholder’s voting obligations under this Section 1 and as otherwise set forth in this Agreement.

2.	No Solicitation. Solely in his, her, or its capacity as a record or beneficial owner of the Owned Shares, each Shareholder hereby agrees that during the term of this Agreement, the Shareholder shall not knowingly, and shall direct his, her, or its advisors and representatives not to, directly or indirectly, (a) take any of the actions specified in Section 4.1.9 of the Merger Agreement, or (b) participate in, directly or indirectly, a solicitation of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of AB common stock in connection with any vote or other action on any matter of a type described in Section 1 of this Agreement, other than to recommend that shareholders of AB vote in favor of the adoption and approval of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, and as otherwise expressly permitted by this Agreement. Each Shareholder agrees, solely in his, her, or its capacity as a record or beneficial owner of the Owned Shares, immediately to cease and cause to be terminated any activities, discussions, or negotiations conducted before the date of this Agreement with any persons other than GBCI and Glacier Bank with respect to any possible Acquisition Proposal (as defined in the Merger Agreement) and will take all necessary steps to inform any investment banker, financial advisor, attorney, accountant, or other representative retained by the Shareholder of the obligations undertaken by the Shareholder pursuant to this Section 2.

3.	Ownership. On the date of this Agreement, each Shareholder represents and warrants, severally but not jointly, that the Owned Shares set forth on such Shareholder’s signature page (a) are owned of record or beneficially by the Shareholder in the manner reflected on the Shareholder’s signature page, (b) include all of the shares of AB common stock owned of record or beneficially by the Shareholder as of the date of this Agreement, and (c) are free and clear of any proxy or voting restriction, claims, liens, encumbrances, and security interests, except (if applicable) as set forth on the Shareholder’s signature page, which encumbrances or other items do not affect the ability of the Shareholder to perform his, her, or its obligations under this Agreement. As of the date of this Agreement, each Shareholder has, and at any AB Meeting each Shareholder will have (except as otherwise permitted by this Agreement), sole voting power and sole dispositive power with respect to all of the Shareholder’s Owned Shares, except as otherwise reflected on the Shareholder’s signature page.

4.	Proxy.

a.	Appointment of Proxy. In order to better effect the provisions set forth in Section 1, each Shareholder revokes any previously executed proxies and constitutes and appoints Adelaide Maudsley with full power of substitution, such Shareholder’s true and lawful proxy and attorney-in-fact (the “Proxy Holder”) to vote at any AB Meeting all of such Shareholder’s Owned Shares as provided in Section 1, with such modifications to the Merger Agreement as the parties to the Merger Agreement may make; provided, however, that this proxy will not apply with respect to any vote on the Merger Agreement if an Adverse Change occurs. This irrevocable proxy shall automatically terminate upon termination of this Agreement.

b.	Substitute Proxy. If for any reason the Proxy Holder becomes unable to perform his duties as Proxy Holder under this Agreement, each Shareholder appoints Mark K. Olson or his designee (the “Substitute”) as substitute proxy to act as the Proxy Holder and vote all of such Shareholder’s Owned Shares at any AB Meeting as provided in Section 1, with such modifications to the Merger Agreement as the parties to the Merger Agreement may make; provided, however, that this proxy will not apply with respect to any vote on the Merger Agreement if an Adverse Change occurs. Notwithstanding the above, the Proxy Holder may from time to time, in his discretion, appoint any other substitute proxy to act as the Proxy Holder upon prior written notice to GBCI and AB.

5.	Acknowledgments. Each Shareholder acknowledges that GBCI and AB are relying on this Agreement in incurring expenses in connection with the transactions contemplated by the Merger Agreement and that the proxy granted under this Agreement is coupled with an interest and is irrevocable to the fullest extent permitted by applicable law. The vote of the Proxy Holder (and upon substitution, the Substitute under Section 4.b.) will control in any conflict between such vote of the Owned Shares and a vote by any substitute proxy holder or the Shareholder, and AB agrees to recognize the vote of the Proxy Holder or upon substitution, the Substitute.

6.	No Transfer. Until the termination of this Agreement pursuant to Section 7.i, no Shareholder will sell, transfer, permit a lien or other encumbrance to be created with respect to, or grant any proxy in respect of (except for proxies solicited by the board of directors of AB in connection with the AB Meeting at which the Merger Agreement is presented for shareholder approval) any of the Owned Shares, unless all other parties to any such sale or other transaction enter into an agreement in form and substance satisfactory to GBCI embodying the benefits and rights contained in this Agreement.

7.	Miscellaneous.

a.	Individual Obligations. The obligations of each of the signatories to this Agreement are independent of one another and are not intended to be joint obligations of the undersigned. This Agreement is intended to be enforceable by GBCI or Glacier Bank against each Shareholder individually.

b.	Binding Effect. This Agreement will inure to the benefit of, and will be binding upon, each Shareholder’s heirs or legal representatives.

c.	Severability. If any provision of this Agreement or the application of such provision to any person or circumstances will be held invalid or unenforceable by a court of competent jurisdiction, such provision or application will be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, will not be affected.

d.	Reformation. If any court determines that the obligations and restrictions set forth in this Agreement are unenforceable, then the parties request such court to reform any unenforceable provisions to the maximum obligations or restrictions, term, and scope, as applicable, that such court finds enforceable.

e.	Expenses. Except as otherwise may be agreed in writing, all costs, fees, and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs, fees, and expenses. Notwithstanding the preceding sentence or anything else to the contrary in this Agreement, following the earlier to occur of (a) an AB Meeting (so long as the Shareholders have complied with their obligations in paragraph 1) or (b) the termination of the Merger Agreement prior to an AB Meeting other than as a result of a violation of this Agreement by a Shareholder, AB shall promptly reimburse the reasonable and documented legal, advisory and related fees and expenses of the Shareholders (and each of them) incurred in connection with their entry into and compliance with the Shareholder Agreement, including without limitation their related compliance with the laws and regulations applicable thereto, their communications (public and otherwise) with and among GCBI and AB and their respective advisors, with and among the other shareholders of AB, and any and other acts (including omissions to act) relating directly or indirectly to their ownership of equity securities of AB since January 1, 2020; provided, that AB will not be required to reimburse the Shareholders for more than $550,000 in the aggregate. For the avoidance of doubt, (i) documentation of fees and expenses shall be acceptable if AB is provided with evidence of payment or with an appropriately redacted invoice reflecting the basis of such fees and expenses, and (ii) reimbursable costs and expenses shall not include brokerage commissions or asset-based investment advisory fees incurred as a result of the purchase, ownership or sale of AB securities.

f.	Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by GBCI and the Shareholder to be bound by such amendment and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

g.	Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Montana, except to the extent that federal law may govern certain matters. The parties must bring any legal proceeding arising out of this Agreement in the state courts situated in Kalispell, Montana or the federal district courts of the Missoula Division for the State of Montana. Each party consents to and submits to the jurisdiction of any such court.

h.	Remedies. Any breach of this Agreement entitles GBCI to injunctive relief and/or specific performance, as well as to any other legal or equitable remedies it may be entitled to, it being agreed that money damages alone would be an inadequate remedy for such breach. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

i.	Termination of Agreement. This Agreement shall be effective from the date of this Agreement and shall terminate and be of no further force and effect upon the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement), (ii) such date and time as termination of the Merger Agreement in accordance with its terms, (iii) upon mutual written agreement of the parties hereto to terminate this Agreement, (iv) an Adverse Change or (v) the date the Owned Shares have been voted in favor of approval of the Merger Agreement and the transactions contemplated therein, including the Merger, at the AB Meeting, provided that at least a majority of the outstanding shares of AB common stock entitled to vote have been voted in favor of approval of the Merger Agreement and the transactions contemplated therein, including the Merger, at the AB Meeting. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement.

j.	Shareholder Agreement. Each Shareholder that is a party to that certain Shareholder Agreement, dated January 28, 2020 (the “Shareholder Agreement”), waives any terms set forth in the Shareholder Agreement that may limit or otherwise restrict such Shareholder’s obligations under this Agreement (e.g., under Section 6(a) of the Shareholder Agreement or otherwise). In the event the terms of the Shareholder Agreement conflict with the terms of this Agreement, the terms of this Agreement will control.

k.	Counterparts. This Agreement may be executed in one or more counterparts, including facsimile and/or scanned counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document. The parties agree that facsimile or electronic signatures shall have the same force and effect as original signatures.

[Signatures appear on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

GLACIER BANCORP, INC.		ALTABANCORP

	/s/ Randall M. Chesler		/s/ Len E. Williams
By:	Randall M. Chesler	By:	Len E. Williams
Its:	President and CEO	Its:	President and CEO

GLACIER BANK		ALTABANK

	/s/ Randall M. Chesler		/s/ Len E. Williams
By:	Randall M. Chesler	By:	Len E. Williams
Its:	President and CEO	Its:	President and CEO

[Shareholder signatures appear on the following pages]

[Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Dale O. Gunther
Dale O. Gunther

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Dale O. Gunther	Individual	109,305
DRG Partners, LLC	Limited Liability Company	531,696
Raspberry Trust	Trust	638,716

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Porter Rockwell
Porter Rockwell, Trustee

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Gunther Legacy Trust	Trust	445,984

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Blaine C. Gunther
Blaine C. Gunther

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Blaine Gunther Investments, L.C.	Limited Liability Company	720,000
Blaine C. Gunther Trust	Trust	78,365

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Bruce Gunther
Bruce Gunther

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Bruce Gunther	Individual	313

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Janelle Gunther
Janelle Gunther

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Janelle Gunther	Individual	52,140

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Jilenne Gunther
Jilenne Gunther

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Jilenne Gunther	Individual	52,140

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Jenessa Gunther
Jenessa Gunther

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Jenessa Gunther	Individual	52,140

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Jesse O. Gunther
Jesse O. Gunther

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Jesse O. Gunther	Individual	52,140

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Julia K. Gunther
Julia K. Gunther

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Julia K. Gunther	Individual	52,140

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Jordan P. Gunther
Jordan P. Gunther

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Jordan P. Gunther	Individual	52,140

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Justus R. Gunther
Justus R. Gunther

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Justus R. Gunther	Individual	52,140

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Paul R. Gunther
Paul R. Gunther

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Paul R. Gunther	Individual	986
Paul R. Gunther	Stock Options	4,329
The Paul Gunther Family LLC	Limited Liability Company	818,891

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Jansen O. Gunther
Jansen O. Gunther

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Jansen O. Gunther	Individual	45,522

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Russell Gunther
Russell Gunther

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Russell Gunther	Individual	72,324

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Jacob Gunther
Jacob Gunther

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Jacob Gunther	Individual	9,871

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Hudson Gunther
Hudson Gunther

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Hudson Gunther	Individual	4,658

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Kimball Gunther
Kimball Gunther

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Kimball Gunther	Individual	11,500

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ W. Bruce Miller
W. Bruce Miller

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Mary G. Miller Revocable Trust	Trust	30,000

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Susan G. Christiansen
Susan G. Christiansen

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
The Brett and Susan Christiansen Family Trust	Trust	64,372

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Christopher B. Christiansen
Christopher B. Christiansen

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Christopher B. Christiansen	Individual	9,378

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Dereck Gunther Miller
Dereck Gunther Miller

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Dereck Gunther Miller	Individual	14,800

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Ruth Ann Gunther Thompson
Ruth Ann Gunther Thompson

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Ruth Ann Gunther Thompson	Individual	52,140

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Miriam G. Thomas
Miriam G. Thomas, Trustee of the Paul Y. Thomas and Miriam G. Thomas Revocable Trust

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
The Paul and Miriam Thomas Family LLC	Limited Liability Company	422,704

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Heather Thomas-Sabourin
Heather Thomas-Sabourin, Trustee of the Eric and Heather Thomas Living Trust

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
HETS, LLC	Limited Liability Company	46,560

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Kristin G. Howard
Kristin G. Howard, Trustee of the John W. Howard II and Kristin G. Howard Trust FBO Howard Family Trust U/A Jan. 3, 2002

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
John W. Howard II and Kristin G. Howard Trust FBO Howard Family Trust U/A Jan. 3, 2002	Trust	87,596

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Jonathan B. Gunther
Jonathan B. Gunther, Trustee of The Living Trust of Jonathan Blaine Gunther and Lisa Petersen Gunther

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
The Living Trust of Jonathan Blaine Gunther and Lisa Petersen Gunther	Trust	64,754

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Anne Marie Gunther
Anne Marie Gunther

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Anne Marie Gunther	Individual	91,951

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Dean Gunther
Dean Gunther

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Gunther Holding Company, L.C.	Limited Liability Company	483,946
The Gunther Family Trust	Trust	4,047

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Debra G. Holley
Debra G. Holley

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Ruprecht & Co., LLC	Limited Liability Company	336,732
Debra G. Holley	Individual	6,116

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Rebecca Holley Newbold
Rebecca Holley Newbold

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Newbold Family Trust	Trust	76,906

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Stephen Mark Holley
Stephen Mark Holley

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Stephen Mark Holley	Individual	40,612

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Stephen Harold Holley
Stephen Harold Holley

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Stephen Harold Holley	Individual	7,172

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SHAREHOLDER:

/s/ Benjamin Holley
Benjamin Holley

Record Name of Shareholder	Nature of Ownership	Number of Owned Shares
Benjamin Holley	Individual	96,932

[Shareholder Signature Page to Voting Agreement and Irrevocable Proxy]